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                                                                    EXHIBIT 5.01
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                               December 1, 1998

Asymetrix Learning Systems, Inc.
110 - 110th Avenue, NE
Bellevue, WA  98004

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about December 2, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,184,399 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of options granted or to be granted under your 1995 Combined Incentive and Nonqualified Stock Option Plan (the "1995 Plan"), 1998 Equity Incentive Plan (the "Equity Plan"), 1998 Directors Stock Option Plan (the "Directors Plan") and Stock Option Agreement by and between you and Leo Lucas (the "Lucas Option" and collectively, the "Option Plans"). In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-49037), filed with the Commission and declared effective on June 12, 1998, together with the Exhibits filed as a part thereof, including without limitation the 1995 Plan, Directors Plan, Equity Plan and related grant and exercise form agreements;

     (2)  the Lucas Option filed as an Exhibit to the Registration Statement;

     (3) your registration statement on Form 8-A (File Number 000-24289) filed with the Commission on May 19, 1998 and declared effective on June 12, 1998;

     (4) the Registration Statement, together with the Exhibits filed as a part thereof;

     (5)  the Prospectuses prepared in connection with the Registration
          Statement;

     (6) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Asymetrix Learning Systems, Inc., a Washington corporation ("Asymetrix Washington"), that are in our possession;


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Asymetrix Learning Systems, Inc.
December 1, 1998
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     (7)  a list of option holders respecting your capital stock that was prepared by you and dated December 1, 1998; and

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 5,184,399 shares of Stock that may be issued and sold by you upon the exercise of options granted or to be granted under the Option Plans, when issued and sold in accordance with the respective Option Plan and purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectuses associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses prepared in connection therewith and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,


                              /s/ Fenwick & West LLP

                              Fenwick & West LLP